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                                                                    EXHIBIT 21.1

                            INCO HOMES CORPORATION

                EXHIBIT 21.1 - SUBSIDIARIES OF THE REGISTRANT


                                                      STATE OF INCORPORATION
NAME                                                  OR ORGANIZATION
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Norris Homes, Inc. (formerly Inco Homes)              California
Inco Development Corporation                          California
Inco Homes Sales Group, Inc.                          California
Freedom Mortgage, Inc.                                California
Inco Insurance Services, Inc.                         California
Huntington Homes, LLC                                 Delaware